                                                                     EXHIBIT 1.1
                                     SHELF
                             UNDERWRITING AGREEMENT

                                  ___________

                           7.19% Debentures due 2015
                                  ___________


                               November 20, 1995



Columbia/HCA Healthcare Corporation
One Park Plaza
Nashville, Tennessee 37203

Dear Sirs:

     We (the "Managers") are acting on behalf of the underwriter or underwriters (including ourselves) named below (such underwriter or underwriters being herein called the "Underwriters"), and we understand that Columbia/HCA Healthcare Corporation, a Delaware corporation (the "Company"), proposes to issue and sell $150,000,000 aggregate principal amount of its 7.19% Debentures due November 15, 2015 (the "Debentures"). The Debentures are sometimes referred to herein as the "Offered Securities." The Offered Securities will be issued pursuant to the provisions of an Indenture dated as of December 15, 1993 (the "Indenture") between the Company and The First National Bank of Chicago, as trustee (the "Trustee").

     Subject to the terms and conditions set forth or incorporated by reference herein, the Company hereby agrees to sell and the Underwriters agree to purchase, severally and not jointly, the respective principal amounts of the Debentures set forth below opposite their names at a purchase price of 99.125% of the principal amount of the Debentures.

                                                             PRINCIPAL
                                                             AMOUNT OF
                                                            DEBENTURES
                                                           -------------
     Morgan Stanley & Co. Incorporated...................   $ 25,000,000
     Furman Selz Incorporated............................     25,000,000
     Goldman, Sachs & Co.................................     25,000,000
     Lehman Brothers Inc.................................     25,000,000
     Merrill Lynch, Pierce, Fenner & Smith Incorporated..     25,000,000
     Salomon Brothers Inc................................     25,000,000
                                                            ------------
          Total..........................................   $150,000,000
                                                            ============

     The Underwriters will pay for the Offered Securities upon delivery thereof at the offices of Morgan Stanley & Co. Incorporated or through the facilities of The Depository Trust Company at 9:00 a.m. (New York time) on November 27, 1995. The time and date of such payment and delivery are hereinafter referred to as the Closing Date.

     The Offered Securities shall have the terms set forth in the Prospectus dated November 17, 1995, and the Prospectus Supplement dated November 20, 1995, including the following:

     Public Offering Price:     100% of principal amount

     Purchase Price:            99.125% of principal amount

     Maturity Date:             November 15, 2015

     Interest Rate:             7.19%

     Redemption Provisions:     Redeemable in whole or in part, at the option of
                                the Company, at any time

     Interest Payment Dates:    May 15 and November 15, commencing May 15, 1996.
                                Interest accrues from November 15, 1995

     Current Ratings:           Standard & Poor's Corporation -- BBB+
                                Moody's Investor Service -- A3


     All provisions contained in the document entitled Underwriting Agreement Standard Provisions (Debt Securities), a copy of which is attached hereto, are herein incorporated by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein, except that (i) if any term defined in such document is otherwise defined herein, the definition set forth herein shall control, (ii) all references in such document to a type of security that is not an Offered Security shall not be deemed to be a part of this Agreement, and (iii) all references in such document to a type of agreement that has not been entered into in connection with the transactions contemplated hereby shall not be deemed to be a part of this Agreement.

     Please confirm your agreement by having an authorized officer sign a copy of this Agreement in the space set forth below.

                         Very truly yours,

                         MORGAN STANLEY & CO.
                           INCORPORATED
                         FURMAN SELZ INCORPORATED
                         GOLDMAN, SACHS & CO.
                         LEHMAN BROTHERS
                         MERRILL LYNCH, PIERCE, FENNER & SMITH
                                     INCORPORATED
                         SALOMON BROTHERS INC

                         By:  MORGAN STANLEY & CO.
                               INCORPORATED

                         Acting severally on behalf of itself
                         and the several Underwriters named herein



                         By:_________________________________
                         Name:_______________________________
                         Title:______________________________

Accepted:

COLUMBIA/HCA HEALTHCARE CORPORATION


By:_______________________________
Name:_____________________________
Title:____________________________